EXHIBIT 23(b)

                               CONSENT OF COUNSEL


Motors Mechanical Reinsurance Company, Limited:

We hereby consent to the reference to our name under the captions "United States Federal Tax Considerations," "Legal Matters" and "Experts" in the Prospectus which is part of this Registration Statement.



                                     s/LeBoeuf,  Lamb,  Greene &  MacRae, L.L.P.



Washington, D.C.
June 27, 2001

                                       C-7